Exhibit 99.1

FDCTech’s Quarterly Release for the First Quarter (FY23 Q1) Results

The Company enhanced its technology business by 157%, resulting in an overall gross profit increase of 79%.

Irvine, CA: May 15, 2023, FDCTech, Inc. (“FDC” or the “Company,” OTCQB: FDCT), a fintech-driven company specializing in buying and integrating small to mid-size legacy financial services companies, today announced the following results for the three months ending March 31, 2023, as compared to the corresponding period of last fiscal year:

●	The total revenues generated for the three months ending March 31, 2023, and 2022 were $1,545,687 and $1,541,122.

●	The technology revenues generated for the three months ending March 31, 2023, and 2022 were $173,250 and $67,500, an increase of 157% from the previous period.

●	The gross margin generated for the three months ending March 31, 2023, and 2022 were $296,541 and $165,67, an increase of 79% from the previous period.

●	During the three months ending March 31, 2023, and 2022, the Company incurred a net loss of $237,176 and $403,944, a decrease of 41% from the previous period.

●	The net loss as a percentage of revenue decreased from 26% to 15% for the three months ending March 31, 2023, compared to the previous period.

●	The cash on hand was $139,844 as of March 31, 2023, compared to $264,829 on December 31, 2022.

This Company maintains its wealth management revenue while increasing the revenue of its technology business. The Company expects to add its upcoming acquisitions of CIM Securities, LLC and NSFX Ltd acquisitions sometime in the fiscal year ending December 31, 2023, demonstrating its commitment to driving growth and delivering value to its investors.

Please visit our SEC filings or Company’s website for more information on the full results and management’s plan.

AD Advisory Services Pty Ltd.

AD Advisory Services Pty Ltd. – AFSL No. 237058, an independent specialist dealer group, provides licensing solutions for select education and compliance-focused financial advisors & accountants. ADS’ dedicated management team are qualified financial planners that service metro and regional practices around Australia.

NSFX Ltd.

NSFX Ltd. (the “Company”) is a limited liability company registered under the Companies Act, Cap — 386 of the Laws of Malta, with registration number C 56519. The Malta Financial Services Authority regulates NSFX with a License Number IS/56519. NSFX is authorized to deal on its account as a Category 3 licensed entity by the MFSA, receive and transmit orders on behalf of retail and professional clients, and hold and control clients’ money and assets. NSFX trading platform services in the English, French, German, Italian, and Arabic markets, whereby customers can trade in currency, commodity, equity, and cryptocurrency-linked derivatives in real time.

CIM Securities, LLC

CIM Securities, LLC is a broker-dealer registered with the United States Securities and Exchange Commission (SEC) and is a member of the Financial Industry Regulatory Authority (FINRA) and the Securities Investor Protection Corporation (SIPC). As a broker-dealer, CIM and our Investment Professionals offer brokerage services.

FDCTech, Inc.

FDCTech, Inc. (“FDC”) is a US-based leading developer of regulatory-grade financial technology infrastructure designed to serve the financial markets of the future. Our clients include regulated and OTC brokerages and prop and algo trading firms of all sizes in forex, stocks, crypto, CFDs, commodities, indices, ETFs, precious metals, and other asset classes. Our growth strategy involves acquiring and integrating small to mid-size legacy financial services companies, leveraging our proprietary trading technology and liquidity solutions to deliver exceptional value to our clients.

Press Release Disclaimer

This press release’s statements may be forward-looking statements or future expectations based on currently available information. Such statements are naturally subject to risks and uncertainties. Factors such as the development of general economic conditions, future market conditions, unusual catastrophic loss events, changes in the capital markets, and other circumstances may cause the actual events or results to be materially different from those anticipated by such statements. The Company does not make any representation or warranty, express or implied, regarding the accuracy, completeness, or updated status of such forward-looking statements or information provided by the third party. Therefore, in no case will Company and its affiliate companies be liable to anyone for any decision made or action taken in conjunction with the information and/or statements in this press release or any related damages.

Contact Media Relations

FDCTech, Inc.

info@fdctech.com

www.fdctech.com

+1 877-445-6047

200 Spectrum Center Drive, Suite 300,

Irvine, CA, 92618